Microsoft Word 11.0.6502;Sub-Item 77Q1(a): Copies of any material amendments to the registrant's charter or by-laws
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          Amendment No. 28 dated May 12, 2005 to the Declaration of Trust of the
Registrant dated January 28, 1997, Amendment No. 29 dated June 16, 2005 to the Declaration of Trust of the Registrant dated January 28, 1997, and Amendment No. 30 dated August 4, 2005 to the Declaration of Trust of the Registrant dated January 28, 1997, are hereby incorporated by reference to Exhibits 99-A(29), 99-A(30) and 99-A(31), respectively, of Post-Effective Amendment Number 112 filed on December 7, 2005 (Accession No. 0000950123-05-014459).